EXHIBIT 21.1

SCIENTIFIC TECHNOLOGIES INCORPORATED

Annual Report on Form 10-K
Year ended December 31, 2000

Subsidiaries of the Registrant

Applied Electro Technology, International, a California corporation

Zaisan Inc., a Texas corporation

STI Scientific Technologies GmbH, a German corporation

Lundahl Instruments, Inc., a Utah corporation

Psi-Tronix Technologies Incorporated, a California corporation